As filed with the Securities and Exchange Commission on March 13, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Tourmaline Bio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	83-2377352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27 West 24th Street, Suite 702 New York, NY	10010
(Address of Principal Executive Offices)	(Zip Code)

2023 Equity Incentive Plan
2023 Employee Stock Purchase Plan
(Full titles of the plans)

Sandeep Kulkarni
Chief Executive Officer
Tourmaline Bio, Inc.
27 West 24th Street, Suite 702
New York, NY 10010
(646) 481-9832
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta, Esq. Brandon Fenn, Esq. Katherine Denby, Esq. Cooley LLP 55 Hudson Yards New York, NY 10001 (212) 479-6000	Brad Middlekauff Chief Business Officer and General Counsel Tourmaline Bio, Inc. 27 West 24th Street, Suite 702 New York, NY 10010 (646) 481-9832

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Tourmaline Bio, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register (i) 1,280,890 additional shares of its common stock, $0.0001 par value per share (“Common Stock”), under the Registrant’s 2023 Equity Incentive Plan (the “2023 Plan”), pursuant to the provisions of the 2023 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2023 Plan on January 1, 2025, and (ii) 256,178 additional shares of its Common Stock under the Registrant’s 2023 Employee Stock Purchase Plan (the “2023 ESPP” and, together with the 2022 Plan, the “Plans”), pursuant to the provisions of the 2023 ESPP providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2023 ESPP on January 1, 2025. In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.
The Registrant previously registered shares of its Common Stock for issuance under the Plans on Registration Statements on Form S-8 filed with the SEC on October 20, 2023 (File No. 333-275131) and on March 19, 2024 (File No. 333-278072) (the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025;
(b)
The description of the Registrant’s Common Stock contained in the Registrant's registration statement on Form 8-A, filed with the SEC on May 4, 2021, including any further amendments thereto or reports filed for the purpose of updating such description, including Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 13, 2025, for the fiscal year ended December 31, 2024; and

(c)	All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number	Description
4.1
Third Amended and Restated Certificate of Incorporation of the Registrant, as amended through October 19, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-40384), filed with the SEC on November 14, 2023).

4.2
Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40384), filed with the SEC on September 11, 2024).

5.1*	Opinion of Cooley LLP.
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Tourmaline Bio, Inc.
23.2*	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1*	Power of Attorney. Reference is made to the signature page hereto.
99.1	Tourmaline Bio, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K (File No. 001-40384), filed with the SEC on October 20, 2023).
99.2
Forms of Option Grant Notice, Option Agreement and Notice of Exercise under Tourmaline Bio, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K (File No. 001-40384), filed with the SEC on October 20, 2023).

99.3
Forms of Restricted Stock Unit Grant Notice and Award Agreement under Tourmaline Bio, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K (File No. 001-40384), filed with the SEC on October 20, 2023).

99.4
Tourmaline Bio, Inc. 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K (File No. 001-40384), filed with the SEC on October 20, 2023).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 13, 2025.

TOURMALINE BIO, INC.

By:	/s/ Sandeep Kulkarni
Sandeep Kulkarni
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sandeep Kulkarni and Brad Middlekauff, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Tourmaline Bio, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sandeep Kulkarni	Chief Executive Officer and Director	March 13, 2025
Sandeep Kulkarni	(Principal Executive Officer)

/s/ Ryan Robinson	Chief Financial Officer	March 13, 2025
Ryan Robinson	(Principal Financial and Accounting Officer)

/s/ Clay Siegall, Ph.D.	Chairman of the Board	March 13, 2025
Clay Siegall, Ph.D.

/s/ Caley Castelein, M.D.	Director	March 13, 2025
Caley Castelein, M.D.

/s/ Aaron Kantoff	Director	March 13, 2025
Aaron Kantoff

/s/ Mark McDade	Director	March 13, 2025
Mark McDade

/s/ Sapna Srivastava, Ph.D.	Director	March 13, 2025
Sapna Srivastava, Ph.D.

/s/ Parvinder Thiara	Director	March 13, 2025
Parvinder Thiara